                                                                     EXHIBIT 4.1

- --------------------------------------------------------------------------------

                            FRANKLIN CAPITAL TRUST I

                      AMENDED AND RESTATED TRUST AGREEMENT

                                      AMONG

                  FRANKLIN FINANCIAL CORPORATION, AS DEPOSITOR,

                       SUNTRUST BANK, AS PROPERTY TRUSTEE,

                 WILMINGTON TRUST COMPANY, AS DELAWARE TRUSTEE,

                                       AND

                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN
                           DATED AS OF JULY 17, 2000

- --------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                              Page No.

RECITALS

ARTICLE I
         DEFINED TERMS
                  Section 1.1 Definitions........................................................................1

ARTICLE II
         CONTINUATION OF THE TRUST
                  Section 2.1 Name..............................................................................11
                  Section 2.2 Office of the Delaware Trustee, Principal Place of Business.......................11
                  Section 2.3 Initial Contribution of Trust Property; Organizational Expenses...................11
                  Section 2.4 Issuance of the Preferred Securities..............................................11
                  Section 2.5 Issuance of the Common Securities; Subscription and Purchase
                       of Debentures............................................................................11
                  Section 2.6 Declaration of Trust..............................................................12
                  Section 2.7 Authorization to Enter into Certain Transactions..................................12
                  Section 2.8 Assets of Trust...................................................................15
                  Section 2.9 Title to Trust Property...........................................................15

ARTICLE III
         PAYMENT ACCOUNT
                  Section 3.1 Payment Account...................................................................16

ARTICLE IV
         DISTRIBUTIONS; REDEMPTION
                  Section 4.1 Distributions.....................................................................16
                  Section 4.2 Redemption........................................................................17
                  Section 4.3 Subordination of Common Securities................................................18
                  Section 4.4 Payment Procedures................................................................19
                  Section 4.5 Tax Returns and Reports...........................................................19
                  Section 4.6 Payment of Taxes, Duties, Etc. of the Trust.......................................19
                  Section 4.7 Payments under Indenture..........................................................19

ARTICLE V
         TRUST SECURITIES CERTIFICATES
                  Section 5.1 Initial Ownership.................................................................20
                  Section 5.2 The Trust Securities Certificates.................................................20
                  Section 5.3 Execution and Delivery of Trust Securities Certificates...........................20
                  Section 5.4 Global Preferred Security.........................................................20
                  Section 5.5 Registration of Transfer and Exchange Generally; Certain Transfers and
                       Exchanges; Preferred Securities Certificates.............................................22
                  Section 5.6 Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates................23
                  Section 5.7 Persons Deemed Holders............................................................23
                  Section 5.8 Access to List of Holders' Names and Addresses....................................23

                  Section 5.9 Maintenance of Office or Agency...................................................23
                  Section 5.10 Appointment of Paying Agent......................................................24
                  Section 5.11 Ownership of Common Securities by Depositor......................................24
                  Section 5.12 Notices to Clearing Agency.......................................................24
                  Section 5.13 Rights of Holders................................................................24

ARTICLE VI
         ACTS OF HOLDERS; MEETINGS; VOTING
                  Section 6.1 Limitations on Voting Rights......................................................25
                  Section 6.2 Notice of Meetings................................................................26
                  Section 6.3 Meetings of Preferred Securities Holders..........................................26
                  Section 6.4 Voting Rights.....................................................................26
                  Section 6.5 Proxies, Etc......................................................................26
                  Section 6.6 Holder Action by Written Consent..................................................27
                  Section 6.7 Record Date for Voting and Other Purposes.........................................27
                  Section 6.8 Acts of Holders...................................................................27
                  Section 6.9 Inspection of Records.............................................................28

ARTICLE VII
         REPRESENTATIONS AND WARRANTIES
                  Section 7.1 Representations and Warranties of the Bank and the Property Trustee...............28
                  Section 7.2 Representations and Warranties of the Delaware Bank and the Delaware
                       Trustee..................................................................................29
                  Section 7.3 Representations and Warranties of Depositor.......................................30

ARTICLE VIII
         TRUSTEES
                  Section 8.1 Certain Duties and Responsibilities...............................................30
                  Section 8.2 Certain Notices...................................................................31
                  Section 8.3 Certain Rights of Property Trustee................................................32
                  Section 8.4 Not Responsible for Recitals or Issuance of Securities............................33
                  Section 8.5 May Hold Securities...............................................................33
                  Section 8.6 Compensation; Indemnity; Fees.....................................................33
                  Section 8.7 Corporate Property Trustee Required; Eligibility of Trustees......................34
                  Section 8.8 Conflicting Interests.............................................................34
                  Section 8.9 Co-trustees and Separate Trustee..................................................35
                  Section 8.10 Resignation and Removal; Appointment of Successor................................36
                  Section 8.11 Acceptance of Appointment by Successor...........................................37
                  Section 8.12 Merger, Conversion, Consolidation or Succession to Business......................38
                  Section 8.13 Preferential Collection of Claims Against Depositor or Trust.....................38
                  Section 8.14 Reports by Property Trustee......................................................38
                  Section 8.15 Reports to the Property Trustee..................................................38
                  Section 8.16 Evidence of Compliance with Conditions Precedent.................................38
                  Section 8.17 Number of Trustees...............................................................39
                  Section 8.18 Delegation of Power..............................................................39
                  Section 8.19 Voting...........................................................................39

ARTICLE IX
         TERMINATION, LIQUIDATION AND MERGER
                  Section 9.1 Termination upon Expiration Date..................................................39
                  Section 9.2 Early Termination.................................................................39
                  Section 9.3 Termination.......................................................................40
                  Section 9.4 Liquidation.......................................................................40
                  Section 9.5 Mergers, Consolidations, Amalgamations or Replacements of the Trust...............41

ARTICLE X
         MISCELLANEOUS PROVISIONS
                  Section 10.1 Limitation of Rights of Holders..................................................42
                  Section 10.2 Amendment........................................................................42
                  Section 10.3 Separability.....................................................................43
                  Section 10.4 Governing Law....................................................................43
                  Section 10.5 Payments Due on Non-business Day.................................................43
                  Section 10.6 Successors.......................................................................43
                  Section 10.7 Headings.........................................................................43
                  Section 10.8 Reports, Notices and Demands.....................................................44
                  Section 10.9 Agreement Not to Petition........................................................44
                  Section 10.10 Trust Indenture Act; Conflict with Trust Indenture Act..........................44
                  Section 10.11 Acceptance of Terms of Trust Agreement, Guarantee and Indenture.................45
                  Section 10.12 Counterparts....................................................................46

                              CROSS-REFERENCE TABLE

             Section of
    Trust Indenture Act of 1939,                                                            Section of
             as amended                                                                   Trust Agreement

- --------------------------------------------------------------------------------------------------------------

           310(a)(1)............................................................................8.7
           310(a)(2)............................................................................8.7
           310(a)(3)............................................................................8.7
           310(a)(4)............................................................................2.7(a)(ii)
           310(b)...............................................................................8.8
           311(a)...............................................................................8.13
           311(b)...............................................................................8.13
           312(a)...............................................................................5.8
           312(b)...............................................................................5.8
           312(c)...............................................................................5.8
           313(a)...............................................................................8.14(a)
           313(a)(4)............................................................................8.14(b)
           313(b)...............................................................................8.14(b)
           313(c)..............................................................................10.8
           313(d)...............................................................................8.14(c)
           314(a)...............................................................................8.15
           314(b)..........................................................................Not Applicable
           314(c)...............................................................................8.16
           314(c)(2)............................................................................8.16
           314(c)(3).......................................................................Not Applicable
           314(d)..........................................................................Not Applicable
           314(e)...............................................................................1.1, 8.16
           315(a)...............................................................................8.1(a), 8.3(a)
           315(b)...............................................................................8.2, 10.8
           315(c)...............................................................................8.1(a)
           315(d)...............................................................................8.1, 8.3
           316(a)(2).......................................................................Not Applicable
           316(b)..........................................................................Not Applicable
           316(c)...............................................................................6.7
           317(a)(1).......................................................................Not Applicable
           317(a)(2).......................................................................Not Applicable
           317(b)...............................................................................5.10
           318(a)..............................................................................10.10
- --------------------------------------------------------------------------------------------------------------

NOTE: This Cross-Reference Table does not constitute part of this Agreement and shall not affect the interpretation of any of its terms or provisions.

                      AMENDED AND RESTATED TRUST AGREEMENT

         AMENDED AND RESTATED TRUST AGREEMENT, dated as of July 17, 2000, among
(i) Franklin Financial Corporation, a Tennessee corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (including any successors or assigns, the "Depositor"), (ii) SunTrust Bank, a banking corporation duly organized and existing under the laws of the State of Georgia, as property trustee (the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"),
(iii) Wilmington Trust Company, a banking corporation duly organized and existing under the laws of the State of Delaware, as Delaware trustee (the "Delaware Trustee," and, in its separate corporate capacity and not in its capacity as Delaware Trustee, the "Delaware Bank"), (iv) Richard E. Herrington, an individual, and Lisa L. Musgrove, an individual, each of whose address is c/o Company (each an "Administrative Trustee" and collectively the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the "Trustees"), and (v) the several Holders (as hereinafter defined).

                                    RECITALS

         WHEREAS, the Depositor, the Delaware Trustee, and the Administrative Trustees have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into a certain Trust Agreement, dated as of June 2, 2000 (the "Original Trust Agreement"), and by the execution and filing by the Administrative Trustees and the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on June 2, 2000 (the "Certificate of Trust"), a copy of which is attached hereto as Exhibit A; and

         WHEREAS, the Depositor, the Delaware Trustee, and the Administrative Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (a) the issuance of the Common Securities by the Trust to the Depositor, (b) the issuance and sale of the Preferred Securities by the Trust pursuant to the Selling Agency Agreement, (c) the acquisition by the Trust from the Depositor of all the right, title and interest in the Debentures, and (d) the addition of the Property Trustee as a party to the Original Trust Agreement.

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders (as defined herein), hereby agrees as follows:

                                    ARTICLE I
                                  DEFINED TERMS

         Section 1.1 Definitions. For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

         (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

         (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

         "3-month LIBOR" means, with respect to a Distribution Period relating to a Distribution Date, the London interbank offered rate for three-month, Eurodollar deposits determined in the following order of priority:

                  (i) The rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the particular Determination Date ("Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the page displaying London interbank offered rates for U.S. dollars deposits));

                  (ii) If such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the Determination Date, 3-month LIBOR will be the arithmetic mean of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on the particular Determination Date;

                  (iii) If such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Debenture Trustee will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3-month LIBOR will be the arithmetic mean of such quotations;

                  (iv) If fewer than two such quotations are provided as requested in clause (iii) above, the Debenture Trustee will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3-month LIBOR will be the arithmetic mean of such quotations; and

                  (v) If fewer than two such quotations are provided as requested in clause (iv) above, 3-month LIBOR will be a 3-month LIBOR determined with respect to the Distribution Period immediately preceding such current Distribution Period.

         If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superseded on the Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on such Determination Date, then the corrected rate as so substituted on the applicable page will be the applicable 3-month LIBOR for such Determination Date.

         "Act" has the meaning specified in Section 6.8.

         "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of additional interest accrued on interest in arrears and paid by the Depositor on a Like Amount of Debentures for such period.

         "Additional Interest" has the meaning specified in Section 2.5 of the Indenture.

         "Administrative Trustee" means each of Richard E. Herrington and Lisa
L. Musgrove individually in his or her capacity as Administrative Trustee of the Trust formed and continued hereunder and not in his individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor Administrative Trustee appointed as herein provided.

         "Affiliate" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person, (b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with the power to vote by the specified Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person; (d) a partnership in which the specified Person is a general partner; (e) any officer or director of the specified Person; and (f) if the specified Person is an individual, any entity of which the specified Person is an officer, director or general partner.

         "Applicable Bank Regulatory Authorities" means the Board of Governors of the Federal Reserve System or other regulatory authority then having regulatory authority over the Company.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Preferred Security or beneficial interest therein, the rules and procedures of the Depositary for such Preferred Security, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Bank" has the meaning specified in the preamble to this Trust
Agreement.

         "Bankruptcy Event" means, with respect to any Person:

         (a) the commencement of an involuntary case under the United States Bankruptcy Code of 1978, as amended, in respect of such Person, or the filing of a petition commencing a proceeding under any other similar applicable federal or state law against such Person, which shall continue undismissed for a period of 90 days or entry of an order for relief in such case or proceeding; or the entry of a decree or order of a court having jurisdiction in the premises for the appointment on the ground of insolvency or bankruptcy of a receiver, custodian, liquidator, trustee or assignee in bankruptcy or insolvency of such Person or of its property, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force unvacated and unstayed for a period of 90 days; or

         (b) the institution by such Person of a voluntary case under the United States Bankruptcy Code of 1978, as amended, or the consent by such Person to the entry of an order for relief against it under an involuntary case under the United Bankruptcy Code of 1978, as amended, or the filing by such Person of a petition seeking liquidation or reorganization under any similar applicable federal or state law, or the consent by such Person to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee of such Person or of its property, or if such Person shall make a general assignment for the benefit of creditors.

         "Bankruptcy Laws" has the meaning specified in Section 10.9.

         "Board of Directors" means the board of directors of the Depositor or the Executive Committee of the board of directors of the Depositor (or any other committee of the board of directors of the Depositor performing similar functions) or, for purposes of this Trust Agreement a committee designated by the board of directors of the Depositor (or any such committee), comprised of two or more members of the board of directors of the Depositor or officers of the Depositor, or both.

         "Board Resolution" means a copy of a resolution certified by the Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the appropriate Trustee.

         "Business Day" means a day other than a Saturday or Sunday, a day on which banking institutions in Nashville, Tennessee are authorized or required by law, executive order or regulation to remain closed, or a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

         "Capital Event" means the receipt by the Trust of an Opinion of Counsel experienced in such matters (which may be counsel to the Company) that the Company cannot, or within 90 days after the date of the Opinion of such Counsel, will not be permitted by the Applicable Regulatory Authorities, due to (i) an amendment to or change in any law, regulation, policy or guideline or interpretation, or (ii) application of law or regulation, policy, guideline, or interpretation, or (iii) any administrative interpretation or judicial decision interpreting or applying such law, regulation, policy, guideline or interpretation, to account for the Preferred Securities as Tier 1 capital under the capital guidelines or policies of the Applicable Bank Regulatory Authorities.

         "Certificate Depositary Agreement" means the agreement among the Trust, the Depositor and the Depository Trust Company ("DTC"), as the initial Clearing Agency, dated as of the Closing Date, as the same may be amended and supplemented from time to time.

         "Certificate of Trust" means the certificate of trust filed with the Secretary of State of the State of Delaware with respect to the Trust, as amended or restated from time to time.

         "Change in 1940 Act Law" shall have the meaning set forth in the definition of "Investment Company Event."

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC shall be the initial Clearing Agency.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means the date of execution and delivery of this Trust Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute, in each case as amended from time to time.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached hereto as Exhibit B.

         "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000.00 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

         "Company" means Franklin Financial Corporation.

         "Corporate Trust Office" means the office at which, at any particular time, the corporate trust business of the Property Trustee or the Debenture Trustee, as the case may be, shall be principally administered, which office at the date hereof, in each such case, is located at 424 Church Street, 6th Floor, Nashville, Tennessee 37219.

         "Debenture Event of Default" means an "Event of Default" as defined in
Section 7.1 of the Indenture.

         "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

         "Debenture Tax Event" means a "Tax Event" as specified in Section 1.1 of the Indenture.

         "Debenture Trustee" means SunTrust Bank, a banking corporation organized under the laws of the State of Georgia and any successor thereto, as trustee under the Indenture.

         "Debentures" means the Depositor's Floating Rate Subordinated Debentures due October 15, 2030, in the aggregate principal amount of up to $16,000,000 to be issued pursuant to the Indenture.

         "Delaware Bank" has the meaning specified in the Preamble to this Trust Agreement.

         "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Delaware Code Sections 3801 et seq. as it may be amended from time to time.

         "Delaware Trustee" means the commercial bank or trust company identified as the "Delaware Trustee" in the Preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware Trustee appointed as herein provided.

         "Depositary" means the Depository Trust Company or any successor thereto.

         "Depositor" has the meaning specified in the Preamble to this Trust Agreement.

         "Determination Date" means the date that is two London Banking Days (i.e., a day in which dealings in deposits in U.S. dollars are transacted in the London interbank market) preceding the particular Distribution Period for which a Distribution Rate is being determined.

         "Distribution Date" has the meaning specified in Section 4.1(a).

         "Distribution Period", means the period which begins on a Distribution Date and continues until the day immediately preceding the next Distribution Date.

         "Distribution Rate" means a variable rate per annum, reset quarterly, equal to 350 basis points over 3-month LIBOR, determined as of the Determination Date.

         "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

         "DTC" means the Depository Trust Company.

         "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a)      the occurrence of a Debenture Event of Default; or

         (b) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

         (c) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

         (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (b) or (c), above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in Aggregate Liquidation Amount of the Outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expense Agreement" means the Agreement as to Expenses and Liabilities between the Depositor and the Trust, substantially in the form attached as Exhibit C, as amended from time to time.

         "Expiration Date" has the meaning specified in Section 9.1.

         "Extended Interest Payment Period" has the meaning specified in Section
4.1 of the Indenture.

         "Global Preferred Securities Certificate" means a Preferred Securities Certificate evidencing ownership of Global Preferred Securities.

         "Global Preferred Security" means a Preferred Security, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.4.

         "Guarantee" means the Preferred Securities Guarantee Agreement executed and delivered by the Depositor and SunTrust Bank, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Preferred Securities, as amended from time to time.

         "Holder" means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Business Trust Act.

         "Indenture" means the Indenture, dated as of July 17, 2000, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

         "Investment Company Act," means the Investment Company Act of 1940, as amended, as in effect at the date of execution of this instrument.

         "Investment Company Event" means the receipt by the Trust of an Opinion of Counsel, experienced in such matters, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or shall be considered an "investment company" that is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities under this Trust Agreement.

         "Legal Action" has the meaning set forth in Section 2.7(a)(i)(I) of this Trust Agreement.

         "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

         "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture and the proceeds of which shall be used to pay the Redemption Price of such Trust Securities; and (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed. Each Debenture distributed pursuant to clause (b) above shall carry with it accumulated interest in an amount equal to the accumulated and unpaid interest then due on such Debentures.

         "Liquidation Amount" means the stated amount of $1,000.00 per Trust Security.

         "Liquidation Date" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust pursuant to Section 9.4(a).

         "Liquidation Distribution" has the meaning specified in Section 9.4(d).

         "Offering Period" shall have meaning set forth in the Selling Agency Agreement.

         "Officers' Certificate" means a certificate signed by the President or a Vice President and by the Treasurer or the Controller or the Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

                  (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                  (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Opinion of Counsel" means an opinion in writing of legal counsel, who may be counsel for the Trust, the Property Trustee, the Delaware Trustee or the Depositor, but not an employee of any thereof, and who shall be reasonably acceptable to the Property Trustee.

         "Outstanding," when used with respect to Preferred Securities, means, as of the date of determination, all Preferred Securities theretofore executed and delivered under this Trust Agreement, except:

         (a) Preferred Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;

         (b) Preferred Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Preferred Securities; provided that, if such Preferred Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

         (c) Preferred Securities which have been paid or in exchange for or in lieu of which other Preferred Securities have been executed and delivered pursuant to Sections 5.4 and 5.5; provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (i) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Trustee knows to be so owned shall be so disregarded; and (ii) the foregoing shall not apply at any time when all of the outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to the Depositor or any Affiliate of the Depositor.

         "Owner" means each Person who is the beneficial owner of Global Preferred Securities as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency, directly or indirectly, in accordance with the rules of such Clearing Agency.

         "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be the Bank.

         "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Holders in which all amounts paid in respect of the Debentures shall be held and from which the Property Trustee shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

         "Person" means any individual, corporation, association, trust, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

         "Placement Agent" has the meaning specified in the Selling Agency Agreement.

         "Preferred Securities Certificate" means a certificate evidencing ownership of Preferred Securities substantially in the form attached hereto as Exhibit D.

         "Preferred Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000.00 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

         "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee," in the Preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

         "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

         "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

         "Relevant Trustee" shall have the meaning specified in Section 8.10.

         "Responsible Officer" when used with respect to the Property Trustee means the Chairman of the Board of Directors, the President, any Vice President, the Secretary, the Treasurer, any trust officer, any corporate trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.5.

         "Selling Agency Agreement" means the Selling Agency Agreement, dated as of July 17, 2000, among the Trust, the Depositor and the Placement Agent named therein.

         "Tax Event" means the receipt by the Trust of an Opinion of Counsel, rendered by a law firm experienced in such matters (which may be counsel to the Company), to the effect that, as a result of any amendment to or change (including any announced prospective amendment or change) in any law, regulation, policy, guideline or interpretation or application of any law, regulation, policy, guideline or interpretation of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any administrative pronouncement or interpretation or judicial decision interpreting or applying such law, regulation, policy, guideline or interpretation, which amendment or change is effective or which pronouncement or interpretation or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Trust is, or shall be within 90 days after the date of such Opinion of Counsel, subject to United States federal income tax with respect to income received or accrued on the Debentures; (ii) interest payable by the Company on the Debentures is not, or within 90 days after the date of such Opinion of Counsel, shall not be, deductible by the Company, in whole or in part, for United States federal income tax purposes; or (iii) the Trust is, or shall be within 90 days after the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges. The Trust or the Company shall request and receive an Opinion of Counsel with regard to such matters within a reasonable period of time after the Trust or the Company shall have become aware of the possible occurrence of any of the events described in clauses (i) through (iii) above.

         "Trust" means the Delaware business trust created or continued hereby and identified on the cover page to this Trust Agreement.

         "Trust Agreement" means this Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939, as amended, is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trust Property" means (a) the Debentures; (b) the rights of the Property Trustee , if any, under the Guarantee; (c) any cash on deposit in, or owing to, the Payment Account; and (d) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

         "Trust Securities Certificate" means any one of the Common Securities Certificate or the Preferred Securities Certificate.

         "Trust Security" means any one of the Common Securities or the Preferred Securities.

         "Trustees" means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

                                   ARTICLE II
                            CONTINUATION OF THE TRUST

         Section 2.1 Name. The Trust continued hereby shall be known as Franklin Capital Trust I, as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

         Section 2.2 Office of the Delaware Trustee, Principal Place of Business. The address of the Delaware Trustee in the State of Delaware is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders and the Depositor. The principal executive office of the Trust is c/o Franklin Financial Corporation, 230 Public Square, Franklin, Tennessee 37064.

         Section 2.3 Initial Contribution of Trust Property; Organizational Expenses. The Trustees acknowledge receipt in trust from the Depositor of the sum of $100.00, which constitutes the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

         Section 2.4 Issuance of the Preferred Securities. Prior to or contemporaneously with the execution and delivery of this Trust Agreement, the Depositor and an Administrative Trustee, on behalf of the Trust, shall have executed and delivered the Selling Agency Agreement, and on the Closing Date, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with
Section 5.2 and deliver in accordance with the Selling Agency Agreement, the Preferred Securities in registered global form (the "Global Preferred Securities") in an aggregate amount of 10,975 Preferred Securities having an aggregate Liquidation Amount of $10,975,000 against receipt of the aggregate purchase price of such Preferred Securities of $10,975,000, which amount such Administrative Trustee shall promptly deliver to the Property Trustee.

         Section 2.5 Issuance of the Common Securities; Subscription and Purchase of Debentures.

              (a) Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.3 and deliver to the Depositor, Common Securities Certificate, registered in the name of the Depositor, in an aggregate amount of Common Securities having an aggregate Liquidation Amount of $350,000 against payment by the Depositor of such amount. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Property Trustee on behalf of the Trust and having an aggregate principal amount equal to $11,325,000 and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $11,325,000.

              (b) At any subsequent Closing Date prior to the expiration of the Offering Period as set forth in the Selling Agency Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.3 and deliver to the Depositor, one or more additional Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of Common Securities having an aggregate Liquidation Amount of up to $150,000 against payment by the Depositor of such amount. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor, Debentures, registered in the name of the Trust and having an aggregate principal amount of up to $5,175,000 and, in satisfaction of the purchase price of such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of up to $5,175,000.

         Section 2.6 Declaration of Trust. The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures; and (b) to engage in those activities necessary, advisable or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it shall hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Holders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of
Section 3807 of the Delaware Business Trust Act.

         Section 2.7 Authorization to Enter into Certain Transactions. (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section 2.7 and Article VIII, and in accordance with the following provisions (i) and (ii), the Administrative Trustees shall have the authority to enter into all transactions and agreements determined by the Administrative Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Administrative Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

                           (i) As among the Trustees, each Administrative
                  Trustee, acting singly or jointly, shall have the power and authority to act on behalf of the Trust with respect to the following matters:

                                    (A)      the issuance and sale of the Trust
                                             Securities in compliance with the
                                             Selling Agency Agreement;

                                    (B)      to cause the Trust to enter into,
                                             and to execute, deliver and perform
                                             on behalf of the Trust, the Expense
                                             Agreement, the Certificate
                                             Depositary Agreement and such other
                                             agreements or documents as may be
                                             necessary or desirable in
                                             connection with the purposes and
                                             function of the Trust;

                                    (C)      assisting in the registration of
                                             the Preferred Securities under the
                                             Securities Act, and under state
                                             securities or blue sky laws, and
                                             the qualification of this Trust
                                             Agreement as a trust indenture
                                             under the Trust Indenture Act;

                                    (D)      the application for a taxpayer
                                             identification number for the
                                             Trust;

                                    (E)      the preparation of a registration
                                             statement and a prospectus in
                                             relation to the Preferred
                                             Securities, including any
                                             amendments thereto and the taking
                                             of any action necessary or
                                             desirable to sell the Preferred
                                             Securities in a
                                             transaction or series of
                                             transactions subject to the
                                             registration requirements of the
                                             Securities Act;

                                    (F)      the sending of notices (other than
                                             notices of default) and other
                                             information regarding the Trust
                                             Securities and the Debentures to
                                             the Holders in accordance with this
                                             Trust Agreement;

                                    (G)      the appointment of an
                                             authenticating agent and Securities
                                             Registrar in accordance with this
                                             Trust Agreement;

                                    (H)      to acquire as trust assets
                                             Debentures with the proceeds of the
                                             sale of the Trust Securities;

                                    (I)      to bring or defend, pay, collect,
                                             compromise, arbitrate, resort to
                                             legal action or otherwise adjust
                                             claims or demands of or against the
                                             Trust ("Legal Action") unless the
                                             Property Trustee has the exclusive
                                             power to bring such Legal Action;

                                    (J)      to cause the Trust to comply with
                                             its obligations under the Trust
                                             Indenture Act;

                                    (K)      to employ or otherwise engage
                                             employees and agents (who may be
                                             officers with titles) and managers,
                                             contractors, advisors and
                                             consultants and pay reasonable
                                             compensation for their services;

                                    (L)      to the extent provided in this
                                             Trust Agreement, the winding up of
                                             the affairs of and liquidation of
                                             the Trust and the preparation,
                                             execution and filing of the
                                             certificate of cancellation with
                                             the Secretary of State of the State
                                             of Delaware;

                                    (M)      to take all action that may be
                                             required to be taken by the
                                             Administrative Trustees hereunder
                                             or that may be necessary or
                                             appropriate for the preservation
                                             and the continuation of the Trust's
                                             valid existence, rights, franchises
                                             and privileges as a statutory
                                             business trust under the laws of
                                             the State of Delaware and of each
                                             other jurisdiction in which such
                                             existence is necessary to protect
                                             the limited liability of the
                                             Holders of the Preferred Securities
                                             or to enable the Trust to effect
                                             the purposes for which the Trust
                                             was created; and

                                    (N)      the taking of any action incidental
                                             to the foregoing as the
                                             Administrative Trustees may from
                                             time to time determine is necessary
                                             or advisable to give effect to the
                                             terms of this Trust Agreement for
                                             the benefit of the Holders (without
                                             consideration of the effect of any
                                             such action on any particular
                                             Holder).

                           (ii) As among the Trustees, the Property Trustee
                  shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                                    (A)      the establishment of the Payment
                                             Account;

                                    (B)      the receipt of the Debentures;

                                    (C)      the collection of interest,
                                             principal and any other payments
                                             made in respect of the Debentures
                                             in the Payment Account;

                                    (D)      the distribution of amounts owed to
                                             the Holders in respect of the Trust
                                             Securities in accordance with the
                                             terms of this Trust Agreement;

                                    (E)      the exercise of all of the rights,
                                             powers and privileges of a holder
                                             of the Debentures;

                                    (F)      engaging in such ministerial
                                             activities as shall be necessary or
                                             appropriate to effect promptly the
                                             redemption of the Trust Securities
                                             to the extent the Debentures are
                                             redeemed or mature;

                                    (G)      taking all actions and performing
                                             such duties as may be specifically
                                             required of the Property Trustee
                                             pursuant to this Trust Agreement;

                                    (H)      the sending of notices of default
                                             and other information regarding the
                                             Trust Securities and the Debentures
                                             to the Holders in accordance with
                                             this Trust Agreement;

                                    (I)      the distribution of the Trust
                                             Property in accordance with the
                                             terms of this Trust Agreement;

                                    (J)      to the extent provided in this
                                             Trust Agreement, the winding up of
                                             the affairs of and liquidation of
                                             the Trust;

                                    (K)      after an Event of Default, the
                                             taking of any Legal Action
                                             incidental to the foregoing as the
                                             Property Trustee may from time to
                                             time determine is necessary or
                                             advisable to give effect to the
                                             terms of this Trust Agreement and
                                             protect and conserve the Trust
                                             Property for the benefit of the
                                             Holders (without consideration of
                                             the effect of any such action on
                                             any particular Holder);

                                    (L)      registering transfers of the Trust
                                             Securities in accordance with this
                                             Trust Agreement; and

                                    (M)      except as otherwise provided in
                                             this Section 2.7(a)(ii), the
                                             Property Trustee shall have none of
                                             the duties, liabilities, powers or
                                             the authority of the Administrative
                                             Trustees set forth in Section
                                             2.7(a)(i).

         (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transactions except as expressly provided herein or contemplated hereby. In particular, the Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement;
(ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein; (iii) take any action that would cause the Trust to fail or cease to qualify as a "grantor trust" for United States federal income tax purposes; (iv) incur any indebtedness for borrowed money or issue any other debt; or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Holders in their capacity as Holders.

         (c) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

                          (i) the preparation and filing by the Trust with the
                  Commission and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Preferred Securities, the Guarantee and the Debentures, including any amendments thereto;

                         (ii) the determination of the states in which to take
                  appropriate action to qualify or register for sale all or part of the Preferred Securities and to do any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advise the Trustees of actions they must take on behalf of the Trust, and prepare for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such states;

                        (iii) the negotiation of the terms of, and the execution
                  and delivery of, the Selling Agency Agreement providing for the sale of the Preferred Securities; and

                         (iv) the taking of any other actions necessary or
                  desirable to carry out any of the foregoing activities.

         (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust shall not be deemed to be an "investment company" required to be registered under the Investment Company Act, shall be classified as a "grantor trust" and not as an association taxable as a corporation for United States federal income tax purposes and so that the Debentures shall be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, subject to Section 10.2, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Depositor and the Administrative Trustees determines in their discretion to be necessary or desirable for such purposes.

         Section 2.8 Assets of Trust. The assets of the Trust shall consist of the Trust Property.

         Section 2.9 Title to Trust Property. Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Holders in accordance with this Trust Agreement.

                                   ARTICLE III
                                 PAYMENT ACCOUNT

         Section 3.1 Payment Account. (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee, including any Paying Agent, shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

         (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE IV
                            DISTRIBUTIONS; REDEMPTION

         Section 4.1 Distributions. (a) Distributions on the Trust Securities shall be cumulative, and shall accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from July 17, 2000, and, except during any Extended Interest Payment Period with respect to the Debentures, shall be payable quarterly in arrears on the 15th day of January, April, July, and October of each year, commencing on October 15, 2000. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the next preceding day which is a Business Day, in each case with the same force and effect as if made on such date (each date on which distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

         (b) The Trust Securities represent undivided beneficial interests in the Trust Property, and, as a practical matter, the Distributions on the Trust Securities shall be payable at a rate equal to the Distribution Rate. The Property Trustee will, on each Determination Date, calculate the amount of Distribution payable for the following Distribution Period. Such Distribution amount will be calculated by applying the Distribution Rate to the Liquidation Amount of each Trust Security outstanding at the beginning of the Distribution Period; multiplying each such amount by the actual number of days in the Distribution Period; and dividing by 360. The amount of Distributions payable for any full period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30 day months. During any Extended Interest Payment Period with respect to the Debentures, Distributions on the Preferred Securities shall be deferred for a period equal to the Extended Interest Payment Period. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

         (c) Distributions on the Trust Securities shall be made by the Property Trustee solely from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and immediately available in the Payment Account for the payment of such Distributions.

         (d) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the record holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be the 1st day of the month in which the Distribution is payable.

         Section 4.2 Redemption. (a) On each Debenture Redemption Date and on the stated maturity of the Debentures, the Trust shall be required to redeem a Like Amount of Trust Securities at the Redemption Price.

         (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Securities Register. The Property Trustee shall have no responsibility for the accuracy of any CUSIP number contained in such notice. All notices of redemption shall state:

                          (i) the Redemption Date;

                         (ii) the Redemption Price, or if the Redemption Price
                  cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to the Indenture together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date, or as soon as practicable thereafter, that notice of such actual Redemption Price is received pursuant to the Indenture;

                        (iii) the CUSIP number;

                         (iv) if less than all the Outstanding Trust Securities
                  are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;

                          (v) that, on the Redemption Date, the Redemption Price
                  shall become due and payable upon each such Trust Security to be redeemed and that Distributions thereon shall cease to accumulate on and after said date; and

                         (vi) the place or places where Trust Securities are to
                  be surrendered for the payment of the Redemption Price.

         (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has immediately available funds then on hand and available in the Payment Account for the payment of such Redemption Price.

         (d) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then, by 12:00 noon, Nashville, Tennessee time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee, subject to Section 4.2(c), shall deposit with the Paying Agent funds made available to the Property Trustee for such purpose in an amount sufficient to pay the applicable Redemption Price and shall give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the record holders thereof upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders holding Trust Securities so called for redemption shall cease, except the right of such Holders to receive the Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest, and such Securities shall cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities shall continue to accumulate, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date shall be the date fixed for redemption for purposes of calculating the Redemption Price.

         (e) Payment of the Redemption Price on the Trust Securities shall be made to the record holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be the date 15 days prior to the relevant Redemption Date.

         (f) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Common Securities and the Preferred Securities. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method (including, without limitation, by lot) as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $10,000 or an integral multiple of $10,000 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $10,000. The Property Trustee shall promptly notify the Securities Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Securities which has been or is to be redeemed.

         Section 4.3 Subordination of Common Securities. (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made, subject to Section 4.2(f), pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Preferred

Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Preferred Securities then due and payable.

         (b) In the case of the occurrence of any Event of Default resulting from a Debenture Event of Default, the record holder of Common Securities shall be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities shall have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Preferred Securities shall have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the record holders of the Preferred Securities and not the record holder of the Common Securities, and only the Holders of the Preferred Securities shall have the right to direct the Property Trustee to act on their behalf.

         Section 4.4 Payment Procedures. Payments of Distributions (including Additional Amounts, if applicable) in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Holder.

         Section 4.5 Tax Returns and Reports. The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Trust in each taxable year of the Trust; and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder the appropriate Internal Revenue Service form required to be furnished to such Holder or the information required to be provided on such form. The Administrative Trustees shall provide the Depositor with a copy of all such returns and reports promptly after such filing or furnishing. The Property Trustee shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.

         Section 4.6 Payment of Taxes, Duties, Etc. of the Trust. Upon receipt under the Debentures of Additional Interest (as defined in Section 1.1 of the Indenture), the Property Trustee, at the direction of an Administrative Trustee or the Depositor, shall promptly pay from amounts received as Additional Interest any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.

         Section 4.7 Payments under Indenture. Any amount payable hereunder to a Holder of Preferred Securities shall be reduced by the amount of any corresponding payment such Holder has directly received under the Indenture pursuant to Section 5.13(c) hereof.

                                    ARTICLE V
                          TRUST SECURITIES CERTIFICATES

         Section 5.1 Initial Ownership. Upon the creation of the Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

         Section 5.2 The Trust Securities Certificates. (a) The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee except as provided in Section
5.3. Trust Securities Certificates bearing the signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificates in such transferee's name pursuant to Section 5.5.

         (b) Upon their original issuance, Preferred Securities Certificates shall be issued in the form of one or more fully registered Global Preferred Securities Certificates which will be deposited with or on behalf of the Depositary and registered in the name of the Depositary's nominee. Unless and until it is exchangeable in whole or in part for the Preferred Securities in definitive form, a global security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by the Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

         (c) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

         Section 5.3 Execution and Delivery of Trust Securities Certificates. On the Closing Date, the Administrative Trustee shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Trust by at least one of the Administrative Trustees and delivered to the Property Trustee and upon such delivery the Property Trustee shall authenticate such Trust Securities Certificates and deliver such Trust Securities Certificates upon the written order of the Trust in authorized denominations.

         Section 5.4 Global Preferred Security. (a) Any Global Preferred Security issued under this Trust Agreement shall be registered in the name of the nominee of the Clearing Agency and delivered to such custodian therefor, and such Global Preferred Security shall constitute a single Preferred Security for all purposes of this Trust Agreement.

         (b) Notwithstanding any other provision in this Trust Agreement, a Global Preferred Security may not be exchanged in whole or in part for Preferred Securities registered, and no transfer of the Global Preferred Security in whole or in part may be registered, in the name of any Person other than the Clearing Agency for such Global Preferred Security, or its nominee thereof unless (i) such Clearing Agency (a) advises the Property Trustee in writing that such Clearing Agency is no longer willing or able to properly discharge its responsibilities as Clearing Agency with respect to such Global Preferred Security, or (b) ceases to be a Clearing Agency registered under the Exchange Act and in each case the Depositor is unable to locate a qualified successor within ninety days of receipt of such notice from the Depositary, (ii) the Trust at its option advises the Depositary in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) there shall have occurred and be continuing an Event of Default.

         (c) If a Preferred Security is to be exchanged in whole or in part for a beneficial interest in a Global Preferred Security, then either (i) such Global Preferred Security shall be so surrendered for exchange or cancellation as provided in this Article V or (ii) the Liquidation Amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the Liquidation Amount of such other Preferred Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Security Register, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Preferred Security by the Clearing Agency, accompanied by registration instructions, the Property Trustee shall, subject to
Section 5.4(b) and as otherwise provided in this Article V, authenticate and deliver any Preferred Securities issuable in exchange for such Global Preferred Security (or any portion thereof) in accordance with the instructions of the Clearing Agency. The Property Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

         (d) Every Preferred Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Preferred Security or any portion thereof, whether pursuant to this Article V or
Article IV or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Preferred Security, unless such Global Preferred Security is registered in the name of a Person other than the Clearing Agency for such Global Preferred Security or a nominee thereof.

         (e) The Clearing Agency or its nominee, as the registered owner of the Global Preferred Security, shall be considered the Holder of the Preferred Security represented by such Global Preferred Security for all purposes under this Trust Agreement and the Preferred Securities, and owners of beneficial interests in such Global Preferred Security shall hold such interests pursuant to the Applicable Procedures and, except as otherwise provided herein, shall not be entitled to receive physical delivery of any such Preferred Securities in definitive form and shall not be considered the Holders thereof under this Trust Agreement. Accordingly, any such owner's beneficial interest in the Global Preferred Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Clearing Agency or its nominee. Neither the Property Trustee, the Securities Registrar nor the Depositor shall have any liability in respect of any transfers effected by the Clearing Agency.

         (f) The rights of owners of beneficial interests in a Global Preferred Security shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such owners and the Clearing Agency.

         (g) Neither the Property Trustee nor any of the Administrative Trustees will have any responsibility or obligations to the Clearing Agency or its nominee, or the owners of beneficial interests in the Global Preferred Security or any other person which is not shown on the Securities Registrar with respect to (i) the accuracy of any records maintained by the Clearing Agency or any owner of beneficial interests in the Global Preferred Security; (ii) the payment by the Clearing Agency or the receipt by any owner of beneficial interests in the Global Preferred Security in respect of the principal or redemption price of, or interest on, the Preferred Securities; (iii) the delivery of any notice by the Clearing Agency to the owners of the beneficial interests in the Global Preferred Security; (iv) the selection of the owners of beneficial interests in the Global Preferred Security to receive Distributions (including Additional Amounts, if applicable), and the Redemption Price of, the Preferred Securities; or (v) any consent given or any other action taken by the Clearing Agency.

         Section 5.5 Registration of Transfer and Exchange Generally; Certain Transfers and Exchanges; Preferred Securities Certificates. (a) The Property Trustee shall keep or cause to be kept at its Corporate Trust Office a register or registers for the purpose of registering Preferred Securities Certificates and transfers and exchanges of Preferred Securities Certificates in which the registrar and transfer agent with respect to the Preferred Securities (the "Securities Register"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to Section 5.11 in the case of Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. Such register is herein sometimes referred to as the "Securities Registrar." The Property Trustee is hereby appointed "Securities Registrar" for the purpose of registering Preferred Securities and transfers of Preferred Securities as herein provided.

         Upon surrender for registration of transfer of any Preferred Security at the offices or agencies of the Property Trustee designated for that purpose, the Depositor shall execute and the Property Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities of the same series of any authorized denominations of like tenor and aggregate principal amount and bearing such legends as may be required by this Trust Agreement.

         At the option of the Holder, Preferred Securities may be exchanged for other Preferred Securities of any authorized denominations, of like tenor and aggregate Liquidation Amount and bearing such legends as may be required by this Trust Agreement, upon surrender of the Preferred Securities to be exchanged at such office or agency. Whenever any securities are so surrendered for exchange, the Property Trustee shall execute and authenticate and deliver the Preferred Securities that the Holder making the exchange is entitled to receive.

         All Preferred Securities issued upon any transfer or exchange of Preferred Securities shall be the valid obligations of the Trust, evidencing the same designations, rights, privileges, restrictions and preferences, and entitled to the same benefits under this Trust Agreement, as the Preferred Securities surrendered upon such transfer or exchange.

         Every Preferred Security presented or surrendered for transfer or exchange shall (if so required by the Property Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Property Trustee and the Securities Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

         No service charge shall be made to a Holder for any transfer or exchange of Preferred Securities, but the Property Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities.

         Neither the Trust nor the Property Trustee shall be required, pursuant to the provisions of this Section, (i) to issue, register the transfer of or exchange any Preferred Security during a period beginning at the opening of business 15 days before the day of selection for redemption of Preferred Securities pursuant to Article IV and ending on the date of redemption, or (ii) to register the transfer of or exchange any Preferred Security so selected for redemption in whole or in part, except, in the case of any such Preferred Security to be redeemed in part, any portion thereof not to be redeemed.

         (b) Trust Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Trust Agreement. Any transfer or purported transfer of any Trust Security not made in accordance with this Trust Agreement shall be null and void.

                           (i) A Trust Security that is not a Global Preferred
                  Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Trust Security that is not a Global Security as provided in Section 5.5(a).

                           (ii) Subject to this Section 5.5, Preferred
                  Securities shall be freely transferable.

                           (iii) A beneficial interest in a Global Preferred
                  Security may be exchanged for a Preferred Security that is not a Global Preferred Security as provided in Section 5.4.

         Section 5.6 Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates. If (a) any mutilated Trust Securities certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate; and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of written notice to a Responsible Officer of the Property Trustee that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, corresponding to that evidenced by the lost, stolen or destroyed Trust Certificate, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

         Section 5.7 Persons Deemed Holders. The Trustees, the Securities Registrar or the Depositor shall treat the Person in whose name any Trust Securities are issued as the owner of such Trust Securities for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the Trustees, the Administrative Trustees, the Securities Registrar nor the Depositor shall be bound by any notice to the contrary.

         Section 5.8 Access to List of Holders' Names and Addresses. Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee, or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         Section 5.9 Maintenance of Office or Agency. The Property Trustee shall designate, with the consent of the Administrative Trustees, which consent shall not be unreasonably withheld, an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Property Trustee initially designates SunTrust Bank, 919 East Main Street, Richmond, Virginia 23219, Attention: Corporate Trust Operations, as its corporate trust office for such purposes. The Property Trustee shall give prompt written notice to the Depositor, the Administrative

Trustees and to the Holders of any change in the location of the Securities Register or any such office or agency.

         Section 5.10 Appointment of Paying Agent. The Paying Agent shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of making the Distributions referred to above. The Property Trustee may revoke such power and remove any Paying Agent in its sole discretion. The Paying Agent shall notify each of the Trustees of any default in payment by the Depositor. The Paying Agent shall initially be the Property Trustee. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Property Trustee shall appoint a successor (which shall be a bank or trust company) that is reasonably acceptable to the Administrative Trustees to act as Paying Agent. Such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees shall execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3, 8.4,
8.5 and 8.6 shall apply to the Property Trustee also in its role as Paying Agent, for so long as the Property Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         Section 5.11 Ownership of Common Securities by Depositor. At each time of delivery, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities except (i) in connection with a consolidation or merger of the Depositor into another corporation or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture, or (ii) a transfer to an Affiliate of the Depositor in compliance with applicable law (including the Securities Act and applicable state securities and blue sky laws). To the fullest extent permitted by law, any attempted transfer of the Common Securities shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR IN INTEREST TO THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST AGREEMENT."

         Section 5.12 Notices to Clearing Agency. To the extent that a notice or other communication to the Holders is required under this Trust Agreement, for so long as Preferred Securities are represented by a Global Preferred Securities Certificate, the Trustees shall give all such notices and communications specified herein to be given to the Clearing Agency, and shall have no obligations to the Owners.

         Section 5.13 Rights of Holders. (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Holders of the Preferred Securities against payment of the purchase price therefor, the Preferred Securities shall be fully paid and nonassessable interests in the Trust. The Holders of the Preferred Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

         (b) For so long as any Preferred Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Preferred Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Debenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

         (c) For so long as any Preferred Securities remain outstanding, upon a Debenture Event of Default arising from the failure to pay interest or principal on the Debentures, a Holder of any Preferred Securities then Outstanding shall, to the fullest extent permitted by law, have the right to directly institute proceedings for enforcement of payment to such Holder of principal of or interest on the Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities of such Holder.

                                   ARTICLE VI
                        ACTS OF HOLDERS; MEETINGS; VOTING

         Section 6.1 Limitations on Voting Rights. (a) Except as provided in this Section 6.1, in Sections 5.13, 8.10 and 10.2 and in the Indenture and as otherwise required by law, no record holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

         (b) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures; (ii) waive any past default which is waivable under Article VII of the Indenture; (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable; or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Outstanding Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of the Outstanding Preferred Securities, except by a subsequent vote of the Holders of the Outstanding Preferred Securities. The Property Trustee shall notify each Holder of the Outstanding Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust shall continue to be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes on account of such action.

         (c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences, privileges or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise; or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Preferred Securities as a class shall be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least 66 2/3% in Liquidation Amount of the Outstanding Preferred Securities. No amendment to this Trust Agreement may be made if, as a result of such amendment, the Trust would cease to be classified as a grantor trust or would be classified as an association taxable as a corporation for United States federal income tax purposes.

         Section 6.2 Notice of Meetings. Notice of all meetings of the Preferred Securities Holders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Preferred Security Holder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

         Section 6.3 Meetings of Preferred Securities Holders. (a) No annual meeting of Holders is required to be held. The Administrative Trustees, however, shall call a meeting of Holders to vote on any matter in respect of which Preferred Securities Holders are entitled to vote upon the written request of the Preferred Securities Holders of 25% of the Outstanding Preferred Securities (based upon their aggregate Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Preferred Securities Holders to vote on any matters as to which the Preferred Securities Holders are entitled to vote.

         (b) Preferred Securities Holders of record of 50% of the Outstanding Preferred Securities (based upon their aggregate Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Holders.

         (c) If a quorum is present at a meeting, an affirmative vote by the Preferred Securities Holders of record present, in person or by proxy, holding more than a majority of the Preferred Securities (based upon their aggregate Liquidation Amount) held by the Preferred Securities Holders of record present, either in person or by proxy, at such meeting shall constitute the action of the Holders, unless this Trust Agreement requires a greater number of affirmative votes.

         Section 6.4 Voting Rights. Holders shall be entitled to one vote for each $1,000.00 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Holders are entitled to vote.

         Section 6.5 Proxies, Etc. At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy, shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

         Section 6.6 Holder Action by Written Consent. Any action which may be taken by Holders at a meeting may be taken without a meeting if Holders holding more than a majority of all Outstanding Trust Securities (based upon their aggregate Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing (based upon their aggregate Liquidation Amount).

         Section 6.7 Record Date for Voting and Other Purposes. For the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of Distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

         Section 6.8 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders or owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Trustees, if made in the manner provided in this Section 6.8.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

         (c) The ownership of Preferred Securities shall be proved by the Securities Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

         (e) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such liquidation amount.

         (f) A Holder may institute a legal proceeding directly against the Depositor under the Guarantee to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee (as defined in the Guarantee), the Trust or any Person.

         Section 6.9 Inspection of Records. Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Holders during normal business hours for any purpose reasonably related to such Holder's interest as a Holder.

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

         Section 7.1 Representations and Warranties of the Bank and the Property Trustee. The Bank and the Property Trustee, each severally on behalf of and as to itself, as of the date hereof, and each Successor Property Trustee at the time of the Successor Property Trustee's acceptance of its appointment as Property Trustee hereunder (the term "Bank" being used to refer to such Successor Property Trustee in its separate corporate capacity) hereby represents and warrants (as applicable) for the benefit of the Depositor and the Holders that:

         (a) the Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Georgia;

         (b) the Bank has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

         (c) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and constitutes the valid and legally binding agreement of the Property Trustee enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         (d) the execution, delivery and performance by the Property Trustee of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Property Trustee and does not require any approval of stockholders of the Bank and such execution, delivery and performance shall not (i) violate the Bank's charter or by-laws; (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Bank is a party or by which it is bound; or
(iii) violate any law, governmental rule or regulation of the United States or the State of Georgia, as the case may be, governing the banking or trust powers of the Bank or the Property Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Bank;

         (e) neither the authorization, execution or delivery by the Property Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing federal law governing the banking or trust powers of the Bank or the Property Trustee, as the case may be, under the laws of the United States or the State of Georgia; and

         (f) there are no proceedings pending or, to the best of the Property Trustee's knowledge, threatened against or affecting the Bank or the Property Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Property Trustee to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

         Section 7.2 Representations and Warranties of the Delaware Bank and the Delaware Trustee. The Delaware Bank and the Delaware Trustee, each severally on behalf of and as to itself, as of the date hereof, and each Successor Delaware Trustee at the time of the Successor Delaware Trustee's acceptance of appointment as Delaware Trustee hereunder (the term "Delaware Bank" being used to refer to such Successor Delaware Trustee in its separate corporate capacity), hereby represents and warrants (as applicable) for the benefit of the Depositor and the Holders that:

         (a) the Delaware Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

         (b) the Delaware Bank has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

         (c) this Trust Agreement has been duly authorized, executed and ' delivered by the Delaware Trustee and constitutes the valid and legally binding agreement of the Delaware Trustee enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         (d) the execution, delivery and performance by the Delaware Trustee of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Delaware Trustee and does not require any approval of stockholders of the Delaware Bank and such execution, delivery and performance shall not (i) violate the Delaware Bank's charter or by-laws; (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Delaware Bank or the Delaware Trustee is a party or by which it is bound; or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking or trust powers of the Delaware Bank or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Delaware Bank or the Delaware Trustee;

         (e) neither the authorization, execution or delivery by the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Delaware Trustee contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency governing the banking or trust powers of the Delaware Bank or the Delaware Trustee, as the case may be, under the federal laws of the United States or the laws of the State of Delaware; and

         (f) there are no proceedings pending or, to the best of the Delaware Trustee's knowledge, threatened against or affecting the Delaware Bank or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Delaware Trustee to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

         Section 7.3 Representations and Warranties of Depositor. The Depositor hereby represents and warrants for the benefit of the Holders that:

         (a) the Trust Securities Certificates issued on the Closing Date on behalf of the Trust have been duly authorized and, shall have been, duly and validly executed, issued and delivered by the Administrative Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Holders shall be, as of such date, entitled to the benefits of this Trust Agreement; and

         (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Bank, the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.

                                  ARTICLE VIII
                                    TRUSTEES

         Section 8.1 Certain Duties and Responsibilities. (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. No Trustee shall be liable for its act or omissions hereunder except as a result of its own gross negligence or willful misconduct. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section 8.1. To the extent that, at law or in equity, the Delaware Trustee or an Administrative Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Holders, the Delaware Trustee or such Administrative Trustee shall not be liable to the Trust or to any Holder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Delaware Trustee or the Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Delaware Trustee and the Administrative Trustees, as the case may be.

         (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it shall look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

         (c) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                           (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

                           (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

                           (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law; and

         (d) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the negligence, default or misconduct of the Administrative Trustees or the Depositor.

         Section 8.2 Certain Notices. (a) Within five Business Days after receipt by the Property Trustee of notice of the occurrence of any Event of Default, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Holders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived. For purposes of this Section 8.2 the term "Event of Default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

         (b) The Administrative Trustees shall transmit, to the Holders in the manner and to the extent provided in Section 10.8, notice of the Depositor's election to begin or further extend an Extended Interest

Payment Period on the Debentures (unless such election shall have been revoked) within the time specified for transmitting such notice to the holders of the Debentures pursuant to the Indenture as originally executed.

         Section 8.3 Certain Rights of Property Trustee. Subject to the provisions of Section 8.1:

         (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action; or
(ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with other provisions contained herein; or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Preferred Securities Holders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within 10 Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than 2 Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

         (c) any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

         (d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer's Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

         (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

         (f) the Property Trustee may consult with counsel of its choice (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and, in accordance with such advice, the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

         (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

         (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder;

         (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action; (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received; and (iii) shall be protected in acting in accordance with such instructions; and

         (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement. No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

         Section 8.4 Not Responsible for Recitals or Issuance of Securities. The Recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

         Section 8.5 May Hold Securities. Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13 and except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

         Section 8.6 Compensation; Indemnity; Fees. The Depositor agrees:

         (a) to pay to the Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to such Trustee's negligence, bad faith or willful misconduct (or, in the case of the Administrative Trustees or the Delaware Trustee, any such expense, disbursement or advance as may be attributable to its, his or her gross negligence, bad faith or willful misconduct); and

         (c) to indemnify each of the Trustees or any predecessor Trustee for, and to hold the Trustees harmless against, any loss, damage, claims, liability, penalty or expense, arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except any such loss, damage, claims, liability or penalty or expense, as may be attributable to such Trustee's negligence, bad faith or willful misconduct (or, in the case of the Administrative Trustees or the Delaware Trustee, any such expense, disbursement or advance as may be attributable to its, his or her gross negligence, bad faith or willful misconduct).

         No Trustee may claim any Lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.6.

         Section 8.7 Corporate Property Trustee Required; Eligibility of Trustees. (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50 million. If any such Person publishes or files reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 8.7, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published or filed. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section 8.7, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII.

         (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

         (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware; or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

         Section 8.8 Conflicting Interests. (a) If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

         (b) The Guarantee Agreement and the Indenture shall be deemed to be specifically described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

         Section 8.9 Co-trustees and Separate Trustee. (a) Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor shall have power to appoint, and upon the written request of the Property Trustee, the Depositor shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 8.9. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this
Section 8.9 shall either be (i) a natural person who is at least 21 years of age and a resident of the United States; or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

         (b) Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.

         (c) Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

                           (i) The Trust Securities shall be executed and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

                           (ii) The rights, powers, duties and obligations
                  hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

                           (iii) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this
                  Section 8.9, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have the power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 8.9.

                           (iv) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

                           (v) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

                           (vi) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

         Section 8.10 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article VIII shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

         (b) Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Holders. If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

         (c) Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Common Securities Holder. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by the Common Securities Holder at any time.

         (d) If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Securities Holder, by Act of the Common Securities Holder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees with respect to the Trust Securities and the Trust, and the successor Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and is continuing, the Preferred Securities Holders, by Act of the Holders of a majority in Liquidation Amount of the Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and such successor Trustee shall comply with the applicable requirements of
Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Common Securities Holder, by Act of the Common Securities Holder delivered to an Administrative Trustee, shall promptly appoint a successor Administrative Trustee or Administrative Trustees with respect to the Trust Securities and the Trust, and such successor Administrative Trustee or Administrative Trustees shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee with respect to the Trust Securities shall have been so appointed by the Common Securities Holder or the Preferred Securities Holders and accepted appointment in the manner required by Section 8.11, any Holder who has been a Holder of Trust Securities on behalf of himself and all others similarly situated may petition a court of competent jurisdiction for the appointment of a Relevant Trustee with respect to the Trust Securities.

         (e) The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust office if it is the Property Trustee.

         (f) Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of remaining Administrative Trustees if there are at least two of them; or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees set forth in Section 8.7).

         Section 8.11 Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Relevant Trustee with respect to the Trust Securities and the Trust, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an instrument hereto wherein each successor Relevant Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and upon the execution and delivery of such instrument the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

         (b) Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the immediately preceding paragraph, as the case may be.

         (c) No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article VIII.

         Section 8.12 Merger, Conversion, Consolidation or Succession to Business. Any Person into which any relevant Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article VIII, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         Section 8.13 Preferential Collection of Claims Against Depositor or Trust. If and when the Property Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Debentures or the Trust Securities), the Property Trustee shall be subject to and shall take all actions necessary in order to comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor).

         Section 8.14 Reports by Property Trustee. (a) If required pursuant to the Trust Indenture Act, not later than July 15 of each year, the Property Trustee shall transmit to all Holders in accordance with Section 10.8, and to the Depositor, a brief report dated as of such December 31 with respect to:

                           (i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect; and

                           (ii) any change in the property and funds in its
                  possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

         (b) In addition the Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with the American Stock Exchange, Inc. and each national securities exchange or other organization upon which the Trust Securities are listed, if any, and also with the Commission and the Depositor.

         Section 8.15 Reports to the Property Trustee. The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee, the Commission and/or the Holders of Preferred Securities, such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act; provided, however, the compliance certificate required by Section 314(a)(4) shall be furnished to the Property Trustee not later than 120 days after the Depositor's fiscal year end.

         Section 8.16 Evidence of Compliance with Conditions Precedent. Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement as set forth in Sections 314(c) and 314(e) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

         Section 8.17 Number of Trustees. (a) The number of Trustees shall be four, provided that the Holder of all of the Common Securities by written instrument may increase or decrease the number of Administrative Trustees. The Property Trustee and the Delaware Trustee may be the same Person.

         (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with Section 8.10.

         (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

         Section 8.18 Delegation of Power. (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a); and

         (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

         Section 8.19 Voting. Except as otherwise provided in this Trust Agreement, the consent or approval of the Administrative Trustees shall require consent or approval by not less than a majority of the Administrative Trustees, unless there are only two, in which case both must consent.

                                   ARTICLE IX
                       TERMINATION, LIQUIDATION AND MERGER

         Section 9.1 Termination upon Expiration Date. Unless earlier dissolved, the Trust shall automatically dissolve on October 15, 2030 (the "Expiration Date") subject to distribution of the Trust Property in accordance with Section 9.4.

         Section 9.2 Early Termination. The first to occur of any of the following events is an "Early Termination Event":

         (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

         (b) delivery of written direction to the Property Trustee by the Depositor at any time (which direction is wholly optional and within the discretion of the Depositor) to dissolve the Trust and distribute the Debentures to Holders in exchange for the Trust Securities in accordance with Section 9.4;

         (c) the redemption of all of the Preferred Securities in connection with the redemption of all of the Debentures; and

         (d) an order for dissolution of the Trust shall have been entered by a court of competent jurisdiction.

         Section 9.3 Termination. The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders upon the liquidation of the Trust pursuant to
Section 9.4, or upon the redemption of all of the Trust Securities pursuant to
Section 4.2, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Holders; and (d) the filing of a Certificate of Cancellation by the Administrative Trustee under the Business Trust Act.

         Section 9.4 Liquidation. (a) If an Early Termination Event specified in clause (a), (b), or (d) of Section 9.2 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Holder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

                           (i)   state the Liquidation Date;

                           (ii) state that from and after the Liquidation Date, the Trust Securities shall no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange shall be deemed to represent a Like Amount of Debentures; and

                           (iii) provide such information with respect to the
                  mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or, if Section 9.4(d) applies, receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

         (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Holders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation
Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

         (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities shall no longer be deemed to be outstanding; (ii) unless the Depositor elects to issue a Global Subordinated Debenture (as defined in the Indenture) pursuant to the provisions of the Indenture, definitive certificates representing a Like Amount of Debentures shall be issued to holders of Trust Securities Certificates upon surrender of such certificates to the Administrative Trustees or their agent for exchange; (iii) the Depositor shall use its reasonable efforts to have the Debentures listed on the American Stock Exchange or on such other securities exchange or other organization as the Preferred Securities are then listed or traded; (iv) any Trust Securities Certificates not so surrendered for exchange shall be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal shall be made to holders of Trust Securities Certificates with respect to such Debentures); and (v) all rights of Holders holding Trust Securities shall cease, except the right of such Holders to receive Debentures upon surrender of Trust Securities Certificates.

         (d) In the event that, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Holders shall be entitled to receive out of the assets of the Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding-up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The holder of the Common Securities shall be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Preferred securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

         Section 9.5 Mergers, Consolidations, Amalgamations or Replacements of the Trust. The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except pursuant to this Section 9.5. At the request of the Depositor, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities; or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise; (ii) the Depositor expressly appoints a trustee of such successor entity possessing substantially the same powers and duties as the Property Trustee as the holder of the Debentures; (iii) the Successor Securities are listed or traded, or any Successor Securities shall be listed or traded upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any; (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect; (v) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an

Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect; and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity shall be required to register as an "investment company" under the Investment Company Act; and
(vi) the Depositor owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

         Section 10.1 Limitation of Rights of Holders. The death or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such Person or any Holder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding-up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         Section 10.2 Amendment. (a) This Trust Agreement may be amended from time to time by the Trustees and the Depositor, without the consent of any Holders, (i) as provided in Section 8.11 with respect to acceptance of appointment by a successor Trustee; (ii) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, that shall not be inconsistent with the other provisions of this Trust Agreement; or (iii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust shall be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust shall not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (ii), such action shall not adversely affect in any material respect the interests of any Holder, and any amendments of this Trust Agreement shall become effective when notice thereof is given to the Holders.

         (b) Except as provided in Section 6.1(c) or Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor (i) with the consent of Trust Holders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding; and (ii) upon receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment shall not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status of an "investment company" under the Investment Company Act.

         (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Holder (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date; (ii) amend or modify Section 5.13(b); or (iii) restrict the right of a Holder (including rights under Section 5.13(c) hereof) to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein, without the unanimous consent of the Holders (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this paragraph (c) of this Section 10.2 may not be amended.

         (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an "investment company" under the Investment Company Act or to fail or cease to be classified as a grantor trust for United States federal income tax purposes.

         (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

         (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

         (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties, protections, privileges, indemnities, liabilities or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

         Section 10.3 Separability. In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 10.4 Governing Law. THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF).

         Section 10.5 Payments Due on Non-business Day. If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day which is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no distribution shall accumulate thereon for the period after such date.

         Section 10.6 Successors. This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee(s), including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article XII of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

         Section 10.7 Headings. The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

         Section 10.8 Reports, Notices and Demands. Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Preferred Security Holder, to such Preferred Security Holder as such Holder's name and address may appear on the Securities Register; and (b) in the case of the Common Securities Holder or the Depositor, to Franklin Financial Corporation, 336 Main Street, Franklin, Tennessee 37064 Attention: Richard Herrington, President and Chief Executive Officer. Any notice to Preferred Securities Holders shall also be given to such owners as have, within two years preceding the giving of such notice, filed their names and addresses with the Property Trustee for that purpose. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

         Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows:
(a) with respect to the Property Trustee to SunTrust Bank, Corporate Trust Division, 424 Church Street, 6th Floor, Nashville, Tennessee 37219; (b) with respect to the Delaware Trustee, to Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration; and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention:
Administrative Trustees of Capital Trust." Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

         Section 10.9 Agreement Not to Petition. Each of the Trustees and the Depositor agree for the benefit of the Holders that, until at least one year and 1 day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code of 1978, as amended) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Holders, that at the expense of the Depositor (which expense shall be paid prior to the filing), it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom. The provisions of this Section 10.9 shall survive the termination of this Trust Agreement.

         Section 10.10 Trust Indenture Act; Conflict with Trust Indenture Act.
(a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

         (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

         (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or to be excluded, as the case may be.

         (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

         Section 10.11 Acceptance of Terms of Trust Agreement, Guarantee and Indenture. THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH HOLDER AND SUCH OTHERS.

         Section 10.12 Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, as applicable, all as of the day and year first above written.

                                FRANKLIN FINANCIAL CORPORATION


                                By: /s/ Richard E. Herrington
                                   ---------------------------------------------
                                   Richard E. Herrington
                                   President and Chief Executive Officer


                                SUNTRUST BANK, as Property Trustee


                                By: /s/ Donna L. Williams
                                   ---------------------------------------------
                                   Name: Donna L. Williams
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                WILMINGTON TRUST COMPANY, as Delaware
                                Trustee


                                By: /s/ Patricia A. Evans
                                   ---------------------------------------------
                                   Name: Patricia A. Evans
                                        ----------------------------------------
                                   Title: Senior Financial Services Officer
                                         ---------------------------------------


                                /s/ Richard E. Herrington
                                ------------------------------------------------
                                Richard E. Herrington, as Administrative Trustee


                                /s/ Lisa L. Musgrove
                                ------------------------------------------------
                                Lisa L. Musgrove, as Administrative Trustee

                                    EXHIBIT A

                              CERTIFICATE OF TRUST
                                       OF
                            FRANKLIN CAPITAL TRUST I


         This Certificate of Trust of Franklin Financial Capital Trust I (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, and Richard E. Herrington and Lisa L. Musgrove, each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act").

         1. Name. The name of the business trust formed hereby is Franklin Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Attn:
Corporate Trust Administration, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

         3. Effective Date. This Certificate of Trust shall be effective on June 2, 2000.

         4. Counterparts. This Certificate of Trust may be executed in one or more counterparts, which, when taken together, shall be deemed to constitute a single original.

         IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the effective date above written.


                                            WILMINGTON TRUST COMPANY, as Trustee


                                            By:
                                               --------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------



                                            -----------------------------------
                                            Richard E. Herrington, as Trustee


                                            -----------------------------------
                                            Lisa L. Musgrove, as Trustee

                                    EXHIBIT B

THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST AGREEMENT.

CERTIFICATE NUMBER C-1                      NUMBER OF COMMON SECURITIES ________

                     ($_______ Aggregate Liquidation Amount)

                    CERTIFICATE EVIDENCING COMMON SECURITIES
                                       OF
                            FRANKLIN CAPITAL TRUST I

                                COMMON SECURITIES
               (LIQUIDATION AMOUNT $1,000.00 PER COMMON SECURITY)

         Franklin Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Franklin Financial Corporation (the "Holder") is the registered owner of _________________________ (_______) common securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the Common Securities (liquidation amount $1,000.00 per Common Security) (the "Common Securities"). Except in accordance with Section 5.11 of the Trust Agreement (as defined below), the Common Securities are not transferable and any attempted transfer hereof other than in accordance thereof shall be void. The designations, rights, privileges, restrictions, preferences, and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of ___________________, as the same may be amended from time to time (the "Trust Agreement") among Franklin Financial Corporation, as Depositor, SunTrust Bank, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, Richard E. Herrington and Lisa L. Musgrove, as Administrative Trustees and the Holders of the Trust Securities, including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder. Terms used but not defined herein have the meaning set forth in the Trust Agreement.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this day of _____________, 2000.

                                            FRANKLIN CAPITAL TRUST I

                                            By:
                                               ---------------------------------
                                               Administrative Trustee
COUNTERSIGNED AND REGISTERED:

- ------------------------------
as Property Trustee

By:
   ---------------------------
     Authorized Signatory

                                    EXHIBIT C

                    AGREEMENT AS TO EXPENSES AND LIABILITIES

         AGREEMENT AS TO EXPENSES AND LIABILITIES (this "Agreement") dated as of _____________, 2000, between Franklin Financial Corporation, a Tennessee corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "Company"), and Franklin Capital Trust I, a Delaware business trust (the "Trust").

                                    RECITALS

         WHEREAS, the Trust intends to issue its common securities (the "Common Securities") to, and receive Debentures from, the Company and to issue and sell Franklin Capital Trust I Floating Rate Trust Preferred Securities (the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of _____________, 2000, as the same may be amended from time to time (the "Trust Agreement");

         WHEREAS, the Company shall directly or indirectly own all of the Common Securities of the Trust and shall issue the Debentures;

         NOW, THEREFORE, in consideration of the purchase by each holder of the Preferred Securities, which purchase the Company hereby agrees shall benefit the Company and which purchase the Company acknowledges shall be made in reliance upon the execution and delivery of this Agreement, the Company, including in its capacity as holder of the Common Securities, and the Trust hereby agree as follows:

                                    ARTICLE I

         Section 1.1 Guarantee by the Company. Subject to the terms and conditions hereof, the Company, including in its capacity as holder of the Common Securities, hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Trust other than obligations of the Trust to pay to holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

         Section 1.2 Term of Agreement. This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Preferred Securities (whether upon redemption, liquidation, exchange or otherwise); and
(b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Securities or any Beneficiary must restore payment of any sums paid under the Preferred Securities, under any obligation, under the Preferred Securities Guarantee Agreement dated the date hereof by the Company and SunTrust Bank, as guarantee trustee, or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

         Section 1.3 Waiver of Notice. The Company hereby waives notice of acceptance of this Agreement and of any obligation to which it applies or may apply, and the Company hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         Section 1.4 No Impairment. The obligations, covenants, agreements and duties of the Company under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the extension of time for the payment by the Trust of all or any portion of the obligations or for the performance of any other obligation under, arising out of, or in connection with, the obligations;

         (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

         (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

         There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, the Company with respect to the happening of any of the foregoing.

         Section 1.5 Enforcement. A Beneficiary may enforce this Agreement directly against the Company, and the Company waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against the Company.

                                   ARTICLE II

         Section 2.1 Binding Effect. All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the Beneficiaries.

         Section 2.2 Amendment. So long as there remains any Beneficiary or any Preferred Securities of any series are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Securities.

         Section 2.3 Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same by facsimile transmission (confirmed by mail), telex, or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer back, if sent by telex):

                  Franklin Financial Corporation
                  230 Public Square
                  Franklin, Tennessee 37064
                  Facsimile No.: (615)791-2561
                  Attention: Richard E. Herrington,
                             President and Chief Executive Officer

                  Franklin Capital Trust I
                  230 Public Square
                  Franklin, Tennessee 37064
                  Facsimile No.: (615)791-2561
                  Attention: Richard E. Herrington, Administrative Trustee

         Section 2.4 Governing Law. This agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Tennessee (without regard to conflict of laws principles).

         THIS AGREEMENT is executed as of the day and year first above written.


                                    FRANKLIN FINANCIAL CORPORATION


                                    By:
                                       -----------------------------------------
                                       Richard E. Herrington
                                       President and Chief Executive Officer


                                    FRANKLIN CAPITAL TRUST I


                                    By:
                                       -----------------------------------------
                                       Lisa L. Musgrove, Administrative Trustee

                                    EXHIBIT D

CERTIFICATE NUMBER                           NUMBER OF PREFERRED SECURITIES
P-___

                            CUSIP NO. ______________
                 CERTIFICATE EVIDENCING PREFERRED SECURITIES OF
                            FRANKLIN CAPITAL TRUST I

                    FLOATING RATE TRUST PREFERRED SECURITIES
              (LIQUIDATION AMOUNT $1,000.00 PER PREFERRED SECURITY)

     Franklin Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that _________________ (the "Holder") is the registered owner of (___ ) preferred securities of the Trust representing a preferred undivided beneficial interest in the assets of the Trust and designated the Franklin Capital Trust Floating Rate Trust Preferred Securities (liquidation amount of $1,000.00 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of the Amended and Restated Trust Agreement of the Trust, dated as of ______________, 2000, as the same may be amended from time to time (the "Trust Agreement"), among Franklin Financial Corporation, as Depositor, SunTrust Bank, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, the Administrative Trustee named therein, and the Holders of Trust Securities, including the designation of the terms of the Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Franklin Financial Corporation, a Tennessee corporation, and SunTrust Bank, as guarantee trustee, dated as of _______________, 2000 (the "Guarantee Agreement"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     This Preferred Securities Certificate is a Global Preferred Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Preferred Securities Certificate is exchangeable for Preferred Securities Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, except in the limited circumstances described in the Trust Agreement.

     Unless this Preferred Securities Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Franklin Capital Trust I or its agent for registration of transfer, exchange or payment, and any Preferred Securities Certificate issued is registered in the name of such nominee as is requested by an authorized representative of DTC (and any payment is made to such entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE

OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, has an interest herein.

     IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ___ day of ________, 2000.

                                             FRANKLIN CAPITAL TRUST I

                                             By:
                                                --------------------------------
                                             Name:
                                             Administrative Trustee

COUNTERSIGNED AND REGISTERED:

- --------------------------------
as Property Trustee

By:
  ------------------------------

Name:
Authorized Signatory

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Securities Certificate to:


- --------------------------------------------------------------------------------
     (Insert assignee's social security or tax identification number)



- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
     (insert address and zip code of assignee)

and irrevocably appoints


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

agent to transfer this Preferred Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:
     --------------------------------------------

Signature:
          ---------------------------------------

     (Sign exactly as your name appears on
     the other side of this Preferred Securities
     Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbroker, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.p